Exhibit No. 2(i) Articles of Incorporation and all amendments
pertaining                         thereto


STATE OF IDAHO
DEPARTMENT OF STATE

CERTIFICATE OF CORPORATE STATUS

OF

NAVA LEISURE USA, INC.

     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am custodian of the corporation records of the State.

     I FURTHER CERTIFY That the records of this office show that the above named corporation was incorporated under the laws of Idaho and was issued a certificate of incorporation in Idaho on April 1, 1964 under the file number C35360.

     I FURTHER CERTIFY That the corporation is in goodstanding on the records of this office.

Dated:  March 8, 1996

[Great Seal of the State of Idaho]

/S/ Pete T. Cenarrusa
Secretary of State
By:  Sheryl [sic]
PAGE
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STATE OF IDAHO
DEPARTMENT OF STATE


     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that I am the custodian of the corporation, limited partnership, and limited liability company records of this State.

     I FURTHER CERTIFY That the annexed is a full, true and complete transcript of articles of incorporation of NAVA LEISURE USA, INC., an Idaho Corporation, received and filed in this office on April 1, 1964, under file number C35360, including all amendments filed thereto, as appears of record in this office as of this date.

Dated:  March 8, 1996

[Great Seal of the State of Idaho]

/S/ Pete T. Cenarrusa
Secretary of State
By:  Sheryl [sic]
PAGE

STATE OF IDAHO
[Great Seal of the State of Idaho]
Department of State

CERTIFICATE OF INCORPORATION

     I, ARNOLD WILLIAMS, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of

FELTON PRODUCTS, INC.

Was filed in the office of the Secretary of State on the First day of April, A.D., One Thousand Nine Hundred Sixty-four and duly recorded on Film No. 127 of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by Section 30-103, Idaho Code.

     I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation by the name hereinbefore stated for perpetual existence from the date hereof, with its registered office in this State located at Coeur d'Alene in the County of Kootensi.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixted the Great Seal of the State. Done at Boise City, the Capital of Idaho this lst day of April, A.D. 1964.

Secretary of State
PAGE

ARTICLES OF INCORPORATION
OF
FELTON PRODUCTS, INC.

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned, EDWARD J. ROCK, SHERIL JENSEN and DENNIS JENSEN, all of whom are of legal age and cicizens of the United States have this day voluntarily associated ourselves and do hereby and by these Articles of Incorporation unite and associate ourselves for the purpose of forming a corporation under the laws of the State of Idaho, and we hereby acknowledge, enter into, and adopt the following Articles of Incorporation.

ARTICLE I.

The name of this Corporation shall be FELTON PRODUCTS, INC.

ARTICLE II.

     The period of the duration of this Corporation shall be perpetual.

ARTICLE III.

     The place of business of this Corporation is Coeur d' Alene, Kootenai County, Idaho, and the Post Office Address of its registered office in the State of Idaho shall be 1701 North Fourth Street, Coeur d'Alene, Idaho.

ARTICLE IV.

     In furtherance, and not in limitation of the general powers conferred by the laws of the State of Idaho, this Corporation shall have the following purposes and powers:

     1. To acquire by purchase, subscription. contract, or otherwise, and to hold, sell, exchange, mortgage, pledge, or otherwise dispose of, or turn to account or realize upon, and generally deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness, and certificates of interest issued or created in any and all parts of the world by corporations, association, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities, and other political and governmental divisions and subdivisions, or by any combinations, organizations, or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation, and other certificates of, and receipts evidencing interest in, any such securities, and to issue in exchange therefor, or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures, or its other obligations or securities, subject to the provisions of these Articles of Incorporation, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities or evidences of interest therein, including the right to vote thereon, and to contest and otherwise act with respect thereto.

     2. To do any and all acts and things for the preservation, protection, improvement,, and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty, or otherwise, those issuing, creating, or responsible for any such securities or evidences of interest therein; to acquire or become interested in any subscription, underwriting, loan, participation in syndicates, or otherwise, and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments.

     3. To make payments thereon as called for, or in advance of calls, or otherwise, and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment, or for resale, or for any other lawful purpose; and in so far but only in so far as may be permitted from time to time by the laws of the State of Idaho, to indorse or guarantee the payment of principal and interest or dividends upon any stocks, bonds, obligations, or other securities or evidences of indebtedness, and to guarantee the performance of any of the contracts or other undertakings in which this Corporation may otherwise be or become interested, of any corporation, association, syndicate, individual, or others, or of any country, nation, government, or political authority.

     4. To cake, acquire, purchase, own, hold, rent, lease, mortgage, sell, exchange, improve, cultivate, develop, and otherwise to deal in and dispose of all property, real and personal, of every description that may be necessary or convenient for the transaction of its business, or incident to, or capable of being used in connection with, the aforesaid businesses or any of them.

ARTICLE V.

     The total capital stock of this Corporation is Twenty Five Thousand ($25,000.00) Dollars consisting of Two Hundred Fifty (250) shares of common stock of the par value of One Hundred ($100.()O( Dollars per share. There shall be only one class of stock, common stock, and each share of stock shall be equal and nonassessable.

     Any and all of the stockholders of this Corporation may from time to time enter into such agreements as may seem expedient to them, relating to the shares of stock held by them, and limiting the transferability thereof and thereafter any transfer of said shares shall be made in accordance with the terms of said agreement, provided that before the actual transfer of said shares on the books of the Corporation, written notice of such agreement shall be given to this Corporation by filing a copy thereof with the Secretary of the Corporation, and a reference to such agreement shall be stamped, written, or printed upon the certificate representing such shares, and the bylaws of this Corporation shall likewise include proper provisions for the making of such agreements as aforesaid.






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ARTICLE VI.

     The number of directors of the Corporation shall be fixed and may be altered from time to time as may be provided by the bylaws, provided the corporation shall be managed by a Board of at least three (3) directors. The term of office, qualifications, election, resignation, and removal of directors, the time, place, notice of meetings, the quorum, organization, and manner of acting, and the filling of vacancies in the board of directors shall be governed by the bylaws. Directors of the Corporation shall be stockholders in the company.
ARTICLE VII.

     The bylaws may be altered or amended at any regular or special meeting of the stockholders by the affirmative vote of a majority of the holders of stock issued and outstanding and entitled to vote thereat, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors, if the alteration or amendment be proposed at a regular or special meeting of the Board and adopted at a subsequent regular meeting; provided, however, that any change in the bylaws made as above provided by the directors shall be ratified at the next annual meeting of the stockholders, and if said change is not ratified at such meeting of stockholders then it shall be effective only up to the time of such annual meeting of stockholders and not thereafter.

ARTICLE VIII.

     The names and post office address of each of the incorporators and a statement of the number of shares subscribed by each are as follows:

NAME OF SUBSCRIBER         ADDRESS                NUMBER OF   AMOUNT
                                                  SHARES
------------------------------------------------------------------------------

Edward J. Hock, 207 Poplar,
                Coeur d'Alene, Idaho                   1       $100.00
Sheril Jensen,  315 Coeur d'Alene Avenue,
                Coeur d'Alene, Idaho                   1        100.00
Dennis Jensen,  315 Coeur d'Alene Avenue,
                Coeur d'Alene, Idaho                   1        100.00

     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 30th day of March, A.D., 1964

/S/ Edward J. Hock

/S/ Sheril Jensen

/S/ Dennis Jensen
PAGE

STATE OF IDAHO     )
                   :ss
COUNTY OF KOOTENAI )

     On this 30th day of March, A.D., 1964, before me, the undersigned Notary Public, personally appeared EDWARD J. HOCK, SHERIL JENSEN and DENNIS JENSEN, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

/S/ Allen R. Robertson
------------------------------------
Notary Public for Idaho
Residing at Coeur d'Alene
My Commission Expires: March 1965

PAGE

STATE OF IDAHO
DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT
OF
FELTON PRODUCTS, INC.


     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of INK & IMAGERS, INC., duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

     Accordingly and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated:  September 1, 1987.

[Great Seal of the State of Idaho]

/S/ Pete T. Cenarrusa
Secretary of State
By:  /S/Sheryl [sic]
Corporation Clerk
PAGE

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION OF
FELTON PRODUCTS, INC.

     Pursuant to the provisions of the Idaho Code, the following amendments to the Articles of Incorporation of Felton Products, Inc., were adopted by the shareholders of the Corporation on July 8, 1987, in the manner prescribed by the Idaho Code:

FIRST: The first Article of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE I

The name of the Corporation shall be INK & IMAGERS, INC.

SECOND: The first paragraph, and the first paragraph only of Article V of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE V

     The aggregate capitalization of the Corporation shall be $50,000.00 consisting of 50,000,OOO shares of common stock with a par value of $.OO1 per share. Each share of the Capital Stock of this Corporation issued and outstanding immediately prior to the effective time of this Article V shall be converted into 46,512 shares of common stock having a par value of $.OO1 per share. Due to the above, "Stated Capital" has been decreased from $10,750.00 to $2,000.00. All stock of the Corporation shall be of the same class which shall be designated Common Stock, and shall have the same rights and preferences. There shall be no cumulative voting by shareholders.

THIRD: There shall be a new article added to the Articles of Incorporation and said Article shall be designated as Article IX and shall read as follows:

ARTICLE IX

     The shareholders of this Corporation shall have no pre-emptive rights to acquire unissued or treasury shares or securities convertible into said shares or carrying a right' to subscribe to or acquire shares of stock of this Corporation.

     The number of shares of the Corporation outstanding at the time of said adoption of the above amendments was 43, and the number of shares entitled to vote thereon was 43.

     The number of shares voted for each such amendment, and each of them in person and by Proxy, was 39, and the number of shares voting against each such amendment was 0.

     The effective date hereof should be the date of said shareholders' meeting, July 8, 1987.

Dated this 8th day of July 1987.

/S/ J. Rockwell Smith, President
------------------------------------
/S/ Blake Morgan, Secretary
------------------------------------

ACKNOWLEDGMENT

STATE OF UTAH       )
                    :
County of Salt Lake )


     The undersigned, President and Secretary respectively, of Felton Products, Inc., a corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a special shareholders meeting of said Corporation properly called on July 8, 1987, the forgoing amendments to the Articles of Incorporation of said Corporation were adopted and authorized by more than Fifty Percent (50%) of the outstanding and issued shares of said Corporation, which said shares were properly represented and voted at said meeting; that said meeting was held pursuant to a resolution of the Board of Directors of the Corporation setting forth the amendments and directing that they be submitted to a vote at a special meeting of shareholders; that written notice of said special meeting, which notice set forth the proposed amendments, was given to each shareholder of record entitled to vote thereon more than ten days prior to the holding of said meeting, by first-class mail; the undersigned further certify that the foregoing amendments to the Articles of Incorporation of said Corporation correctly set forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voting for and against such amendments.

Dated this 8th day of July 1987.


                                          /S/ J. Rockwell Smith, President

                                          /S/ Blake Morgan, Secretary

Subscribed and sworn to before me, this 8th day of July 1987.

                                          /S/ Tina Pulley
                                          NOTARY PUBLIC

                                          Residing at: Salt Lake City, Utah
My Commission Expires: 11-10-90
PAGE

STATE OF IDAHO
DEPARTMENT OF STATE

CERTIFICATE OF AMENDMENT
OF
INK & IMAGERS, INC.


     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of NAVA LEISURE USE, INC., duly signed and verified pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

     Accordingly and by virtue of the authority vested in me by law, I issue this Certificate of Amendment to the Articles of Incorporation and attach hereto a duplicate original of the Articles of Amendment.

Dated:  November 16, 1988.

[Great Seal of the State of Idaho]

/S/ Pete T. Cenarrusa
Secretary of State
By:  /s/
Corporation Clerk

PAGE

AMENDMENTS TO THE ARTICLES OF INCORPORATION
OF
INK & IMAGERS, INC.

     Pursuant to the provisions of Section 30-1-16, of the Idaho Code, the following amendments to the Articles of Incorporation of Ink & Imagers, Inc., were adopted by the shareholders of the Corporation on October 27, 1989, in the manner prescribed by the Idaho Code:

FIRST: The first Article of the Articles of Incorporation is hereby amended to read as follows:
"ARTICLE I

The name of the Corporation shall be "NAVA LEISURE USA, INC."

SECOND: The fifth Article of the Articles of Incorporation is hereby amended to read as follows:
"ARTICLE V

     1. The authorized capital stock of the corporation shall be 50,000,000 shares of Common Stock with a par value of $.0005 per share and 5,000,000 shares of Preferred Stock, having a par value of $.0O1 per share. Each share of the Common Stock issued and outstanding immediately prior to the effective time of this Article V shall be converted into 1.5 shares of Common Stock having a par value of $.0005 per share. The par value is decreased from $.OO1 to $.OOO5 par share, and the authorized shares remain at 50,000,000. The stated capital is decreased to $7,500.01.

     2. Authority is hereby expressly granted to the Board of Directors, from time to time, to issue the Preferred Stock in one or more series and to fix by the resolution, or resolutions providing for the issuance of shares of any such series, the number of shares of such series, and the designations and relative rights and preferences to the full extent now or hereafter permitted by the laws of the State of Idaho. The holders of the shares of any such series of Preferred Stock shall have a preference over the holders of the Common Stock with respect to one or more of dividends, distributions, assets distributable upon liquidation, vote or other matters, as and to the extent fixed by resolution or resolutions of the Board of Directors providing for the issuance thereof.

THIRD: The seventh Article of the Articles of Incorporation, requiring that the Bylaws be amended at a meeting of the stockholders only by the affirmative vote of a majority of the holders of stock issued and outstanding and entitled to vote thereon and that any amendment or alteration, of the Bylaws adopted by the Board of Directors be ratified by the stockholders at the next Annual Meeting of Stockholder, is hereby deleted in its entirety.

FOURTH: The Articles of Incorporation of the Company be amended by adding an additional Article thereto, designated as Article VII, which Article shall read as follows:

"ARTICLE VII

     The stockholders of this Corporation shall not have the right, as otherwise provided by Section 30-1-33 of the Idaho Business Corporation Act to cumulate their votes at elections for directors."

FIFTH: The Articles of Incorporation of the Company be amended to eliminate the requirement in Article VI thereof that directors of the Company be stockholders in the Company and, as amended, shall read in its entirety as follows:

"ARTICLE VI

     The number of directors of the Corporation shall be fixed and may be altered from time to time as may be provided by the Bylaws, provided that the Corporation shall be managed by a Board of at least three (3) directors. The terms of office, qualifications, election, resignation and removal of directors, the time, place, notice of meetings, the quorum, organization, and manner of acting, and the filling of vacancies in the Board of Directors shall be governed by the Bylaws."

SIXTH: The Articles of Incorporation of the Company shall be amended to add the following provisions which such provision shall be designated as Article IX, which Article shall read as follows:

"ARTICLE IX

     The Directors and Officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that a director shall not be relieved from liability (a) in breach of such person's duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving intentional misconduct or a knowing violation of law. (c) provided for under section 30-1-48 of the Idaho Code, or (d) for any transaction from which the director derived an improper benefit."

     The number of shares of the Corporation outstanding at the time of said adoption of the above amendments was 10,000,016, and the number of shares entitled to vote thereon was 10,000,016.

     The number of shares voting for each amendment in person or by Proxy, was 9,219,516, and the number of Shares voting against each such amendment was 0.

     The effective date hereof should be the date of said shareholders' meeting, October 27, 1988.

/S/ Rocky Smith                           /S/ Blake J. Morgon
President                                 Secretary

ACKNOWLEDGMENT


State of Utah      )
                   :ss
County of Salt Lake)


     The undersigned, President and Secretary respectively, of Ink & Imagers, Inc., a corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a special shareholders meeting of said Corporation properly called on October 27, 1988, the foregoing amendments to the Articles of Incorporation of said Corporation were adopted and authorized by more than Fifty Percent (50%) of the outstanding and issued shares of said Corporation, which said shares were properly represented and voted at said meeting; that said meeting was held pursuant to a resolution of the Board of Directors of the Corporation setting forth the amendments and directing that they be submitted to a vote at a special meeting of shareholders; that written notice of said special meeting, which notice set forth the proposed amendments, was given to each shareholder of record entitled to vote thereon more than ten days prior to the holding of said meeting, by first-class mail; the undersigned further certify that the-foregoing amendments to the Articles of Incorporation of said Corporation correctly set forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voting for and against such amendments.

Dated this 27th day of October, 1988.

/S/ Rocky Smith
------------------------------
President

/S/ Blake J. Morgan
------------------------------
Secretary

Subscribed and sworn before me on this 27th day of October, 1988.

                                          Tina R. Pulley
                                          -----------------------------
                                          Notary Public

                                   Residing at: Salt Lake City, Utah
My Commission Expires:  11-10-90